Exhibit 16.1

KCCW Accountancy Corp.

Certified Public Accountants

August 9, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: United Capital Consultants, Inc.

Commission File No. 000-55741

We have read the statements that we understand United Capital Consultants, Inc. will include under Item 4.01 of the Form 8-K report dated August 9, 2018 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/KCCW Accountancy Corp.

KCCW Accountancy Corp.

Alhambra, California

430 South Garfield Ave., Ste. 489, Alhambra, California 91801	P 626-282-4101 F 626-529-1580